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                                                           Exhibit 99.(d)(2)(iv)

                             SUB-ADVISORY AGREEMENT

         AGREEMENT made by and between DELAWARE MANAGEMENT COMPANY, A SERIES OF DELAWARE MANAGEMENT BUSINESS TRUST (the "Investment Manager") and MASSACHUSETTS FINANCIAL SERVICES COMPANY (the "Sub-Adviser").

                                   WITNESSETH:

         WHEREAS, OPTIMUM FUND TRUST (the "Trust") is an investment company registered under the Investment Company Act of 1940, as amended (the " 1940 Act"), and is organized as a statutory trust under the laws of the State of Delaware; and

         WHEREAS, OPTIMUM LARGE CAP VALUE FUND (the "Fund") is a series of the Trust; and

         WHEREAS, the Investment Manager and the Trust, on behalf of the Fund, have entered into an agreement (the "Investment Management Agreement") whereby the Investment Manager will provide investment advisory services to the Trust with respect to the Fund; and

         WHEREAS, the Investment Manager has the authority under the Investment Management Agreement to retain one or more sub-advisers to assist the Investment Manager in providing investment advisory services to the Trust with respect to the Fund; and

         WHEREAS, the Investment Manager and the Sub-Adviser are registered investment advisers under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and engage in the business of providing investment advisory services; and

         WHEREAS, the Board of Trustees (the "Board" or the "Trustees") of the Trust and the Investment Manager desire that the Investment Manager retain the Sub-Adviser to render investment advisory and other services with respect to that portion of the Fund as the Investment Manager shall from time to time allocate to the Sub-Adviser (the "Managed Portion") in the manner, for the period, and on the terms hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and each of the parties hereto intending to be legally bound, it is agreed as follows:

         1.       (a)      The Sub-Adviser will supervise and direct the
investments of the assets of the Managed Portion of the Fund in accordance with the Fund's investment objectives, policies, and restrictions as provided in the Fund's Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time (hereinafter referred to as the "Prospectus"), and such other limitations as the Fund may impose by notice in writing to the Sub-Adviser, subject always to the supervision and control of the Investment Manager and the Board.

                  (b) As part of the services it will provide hereunder, the Sub-Adviser is authorized, in its discretion and without prior consultation with the Fund or the Investment Manager to:

                           (i)      obtain and evaluate information relating to
investment recommendations, asset allocation advice, industries, businesses, securities markets, research, economic analysis, and other investment services with respect to the securities that are included in the Managed Portion or that are under consideration for inclusion in the Managed Portion and invest the Managed Portion in accordance with the Investment Manager's and the Board's written direction as more fully set forth herein and as otherwise directed;

                           (ii)     regularly make decisions as to what
securities to purchase and sell on behalf of the Fund with respect to the Managed Portion, effect the purchase and sale of such investments in furtherance of the Fund's objectives and policies, and furnish the Board with such information and reports regarding the Sub-Adviser's activities in the performance of its duties and obligations under this Agreement as the Investment Manager deems appropriate or as the Board may reasonably request, including such reports, information, and certifications as the officers of the Trust may reasonably require in order to comply with applicable federal and state laws and regulations;

                           (iii)    subject to the provisions on confidentiality
contained herein, provide any and all material composite or other performance information, records and supporting documentation about accounts or funds the Sub-Adviser manages, if appropriate, that are relevant to the Managed Portion and that have investment objectives, policies, and strategies substantially similar to those employed by the Sub-Adviser in managing the Managed Portion that may be reasonably necessary, under applicable laws, to allow the Fund or its agent to present information concerning the Sub-Adviser's prior performance ("Presented Related Performance Information") in the Fund's currently effective Prospectus and Statement of Additional Information, as the same may be hereafter modified, amended, and/or supplemented from time to time (the "Prospectus and SAI"), and any permissible reports and materials prepared by the Fund or its agent;

                           (iv)     provide information as reasonably requested
by the Investment Manager or the Board to assist them or their delegate in the determination of the fair value of certain portfolio securities when market quotations are not readily available for the purpose of calculating the Fund's net asset value in accordance with procedures and methods established by the Board;

                           (v)      vote proxies, exercise conversion or
subscription rights, and respond to tender offers and other consent solicitations ("Corporate Actions") with respect to the issuers of securities in which Fund assets may be invested, provided materials relating to such Corporate Actions have been forwarded to the Sub-Adviser in a timely fashion by the Fund's custodian or otherwise known to the Sub-Adviser, and to submit reports regarding such Corporate Actions, including a copy of any policies regarding such Corporate Actions, in a form reasonably satisfactory to the Investment Manager and the Fund in order to comply with any applicable federal or state reporting requirements;

                           (vi)     provide performance and other information as
reasonably requested by the Investment Manager or the Board to assist them or their delegate in conducting ongoing due diligence and performance monitoring; and

                           (vii)    except as the Investment Manager and the
Sub-Adviser may agree in writing from time to time, maintain all accounts, books, and records with respect to the Managed Portion as are required of an investment adviser of a registered investment company pursuant to the 1940 Act and the Advisers Act and the rules thereunder The Sub-Adviser shall furnish to the Investment Manager copies of all such accounts, books, and records that related directly to the Managed Portion and that are required to be maintained by the 1940 Act or the Advisors Act and as the Investment Manager may reasonably request. The Sub-Adviser agrees that such accounts, books, and records are the property of the Trust, and will be surrendered to the Trust promptly upon request, provided however that nothing herein shall constitute a waiver of any applicable privilege that may apply to Sub-Adviser records and with the understanding that the Sub-Adviser may retain its own copy of all records.

                  (c) The Sub-Adviser shall not consult with any other sub-adviser of the Fund or of any fund that is an "affiliated person" of the Fund concerning transactions for the Fund in securities or other assets.

                  (d) In furnishing services hereunder, the Sub-Adviser shall be subject to, and shall perform in accordance with, the following upon delivery (except with respect to (iv)): (i) the Trust's Agreement and Declaration of Trust, as the same may be hereafter modified, amended, and/or supplemented from time to time; (ii) the Trust's By-Laws, as the same may be hereafter modified, amended, and/or supplemented from time to time; (iii) the Fund's Prospectus and SAI; (iv) the 1940 Act and the Advisers Act and the rules under each and all other federal and state securities laws or regulations applicable to the Trust's the Fund's and the Investment Manager's; (v) the Trust's compliance procedures and other policies and procedures adopted from time to time by the Board; and (vi) the written instructions of the Investment Manager. The Investment Manager agrees to provide the Sub-Adviser with current copies of the Trust's and the Fund's documents mentioned above and all changes made to such documents.

                  (e) The Trust and the Investment Manager acknowledge and agree that they shall be solely responsible for presenting any Presented Related Performance Information in the Prospectus and SAI, and in any other reports, materials or advertisements, in compliance with all applicable rules and administrative positions of the SEC, the NASD or other regulators that have regulatory authority over the Trust and the Fund; provided however, that the Sub-Adviser shall be responsible and liable for accurately providing all Related Performance Information to the Investment Manager.

                  (f) The Trust and the Investment Manager acknowledge that the Trust is responsible for arranging and administering the Fund's custodial arrangements, the Sub-Adviser shall not have possession or custody of Fund assets, and upon giving proper instructions to the Fund's custodian, the Sub-Adviser shall have no responsibility or liability for such arrangements or the acts, omissions or other conduct of the Fund's custodian except to the extent that the Sub-Adviser shall be required to provide reasonable assurances regarding maintenance of authorized persons to give instructions to the custodian and to reasonably safeguard such lists.

                  (g) The Sub-Adviser hereby agrees during the period hereinafter set forth to render the services and assume the obligations herein set forth for the compensation herein provided. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized, have no authority to act for or represent the Trust in any way, or in any way be deemed an agent of the Trust.

         2        (a)      Under the terms of the Investment Management
Agreement, the Trust shall conduct its own business and affairs and shall bear the expenses and salaries necessary and incidental thereto including, but not in limitation of the foregoing, the costs incurred in: the maintenance of its existence as a statutory trust organized under the laws of the State of Delaware; the maintenance of its own books, records, and procedures; dealing with its own shareholders; the payment of dividends; transfer of shares, including issuance and repurchase of shares; preparation of share certificates, if any; reports and notices to shareholders; calling and holding of shareholders' meetings; miscellaneous office expenses; brokerage commissions; custodian fees; legal and accounting fees; taxes; and federal and state registration fees.

                  (b) Directors, officers and employees of the Sub-Adviser may be directors, officers and employees of other funds that have employed the Sub-Adviser as sub-adviser or investment manager. Directors, officers and employees of the Sub-Adviser who are Trustees, officers and/or employees of the Trust, shall not receive any compensation from the Trust for acting in such dual capacity.

                  (c) In the conduct of the respective business of the parties hereto and in the performance of this Agreement, the Trust, the Investment Manager, and the Sub-Adviser may share facilities common to each, which may include legal and accounting personnel, with appropriate proration of expenses between and among them

         3.       (a)      The Sub-Adviser will select brokers and dealers to
effect all Fund transactions subject to the conditions set forth herein. The Sub-Adviser will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions, if applicable. The Sub-Adviser is directed at all times to seek to execute transactions for the Managed Portion
(i) in accordance with any written policies, practices or procedures that may be established by the Board, or as may be agreed upon by the Sub-Adviser and the Investment Manager from time to time and (ii) as described in the Fund's Prospectus and SAI. In placing any orders for the purchase or sale of investments for the Fund, with respect to the Managed Portion, the Sub-Adviser shall use its best efforts to obtain for the Managed Portion "best execution," considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement.

                  (b) Subject to the appropriate policies and procedures approved by the Board, the Sub-Adviser may, to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"}, cause the Managed Portion to pay a broker or dealer that provides brokerage or research services to the Sub-Adviser and the Managed Portion an amount of commission for effecting a Fund transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines, in good faith, that such amount of commission is reasonable in relation to the value of such brokerage or research services provided viewed in terms of that particular transaction or the Sub-Adviser's overall responsibilities to the Fund or its other advisory clients for which the Investment Manager or the Sub-Adviser exercises investment discretion. To the extent authorized by Section 28(e) and the Board, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action. In addition, subject to seeking best execution and compliance with applicable federal and state securities laws and regulations, the Investment Manager or the Sub-Adviser also may consider sales of shares of the Trust as a factor in the selection of brokers and dealers Subject to seeking best execution and compliance with applicable federal and state securities laws and regulations, the Board or the Investment Manager may direct the Sub-Adviser to effect transactions in Fund securities through broker-dealers in a manner that will help generate resources to: (i) pay the cost of certain expenses that the Trust is required to pay or for which the Trust is required to arrange payment; or
(ii) recognize broker-dealers for the sale of Fund shares.

                  (c) Any entity or person associated with the Investment Manager or the Sub-Adviser that is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Fund to the extent and as permitted by Section 11(a)(1)(H) of the Exchange Act.

         4. As compensation for the services to be rendered to the Trust For the benefit of the Fund by the Sub-Adviser under the provisions of this Agreement, the Investment Manager shall pay to the Sub-Adviser a fee as provided in Schedule A attached hereto.

         5. The services to be rendered by the Sub-Adviser to the Trust for the benefit of the Fund under the provisions of this Agreement are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby. The Trust and the Investment Manager further acknowledge that it is possible that, based on their investment objectives and policies, certain funds or accounts

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managed by the Sub-Adviser or its affiliates may at times take investment positions or engage in investment techniques which are contrary to positions taken or techniques engaged in on behalf of the Fund Notwithstanding the foregoing, the Sub-Adviser will at all times endeavor to treat all of its clients in a fair and equitable manner.

                  The Trust and the Investment Manager acknowledge that whenever a Fund and one or more other funds or accounts advised by the Sub-Adviser have available monies for investment, investments suitable and appropriate for each shall be allocated in a manner believed by the Sub-Adviser to be fair and equitable to each entity. Similarly, opportunities to sell securities or other investments shall be allocated in a manner believed by the Sub-Adviser to be fair and equitable to each entity. The Trust and the Investment Manager acknowledge that in some instances this may adversely affect the size of the position that may be acquired or disposed of for the Fund. The Sub-Adviser shall at all times maintain appropriate records of all allocation decisions applicable to the Managed Portion and allow the Trust and the Investment Manager to inspect such records upon reasonable notice to the Sub-Adviser.

         6.       (a)      Subject to the limitation set forth in Paragraph 5,
the Sub-Adviser, its directors, officers, employees, agents, and shareholders may engage in other businesses, may render investment advisory services to other investment companies, or to any other corporation, association, firm or individual, and may render underwriting services to the Trust or to any other investment company, corporation, association, firm or individual.

                  (b) Neither the Investment Manager, the Trust nor the Fund shall use the Sub-Adviser's actual or Fictitious name(s), mark, derivative and/or logo (or that of any affiliate of the Sub-Adviser, other than that of the Fund, the Trust, or any affiliate of the Investment Manager that is an affiliate of the Sub-Adviser solely by reason of the Sub-Adviser's provision of services pursuant to this Agreement) or otherwise refer to the Sub-Adviser in any materials distributed to third parties, including the Fund's shareholders, without prior review and written approval by the Sub-Adviser, which may not be unreasonably withheld or delayed Upon termination of this Agreement, the Investment Manager, the Trust and the Fund, shall, to the extent applicable and as soon as is reasonably possible, cease to use the Sub-Adviser's actual or fictitious name(s), mark, derivative and/or logo.

                  (c) The Sub-Adviser shall not use the Investment Manager's name (or that of any affiliate of the Investment Manager) or otherwise refer to the Investment Manager in any materials distributed to third parties, including the Fund's shareholders, without prior review and written approval by the Investment Manager, which may not be unreasonably withheld or delayed Upon termination of this Agreement, the Sub-Adviser, shall, to the extent applicable and as soon as is reasonably possible, cease to use the actual or fictitious name(s), mark, derivative and/or logo of the Investment Manager, the Trust and the Fund.

         7.       (a)      In the absence of willful misfeasance, bad faith,
gross negligence, or reckless disregard in the performance of its duties as Sub-Adviser to the Trust on behalf of the Fund, the Sub-Adviser shall not be liable to the Trust, the Fund, the Investment Manager or any shareholder of the Trust for any action or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, or otherwise. The Sub-Adviser makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Managed Portion or the Fund, or that the Managed Portion or the Fund will perform comparably with any standard or index, including other clients of Sub-Adviser, whether public or private.

                  (b) The Investment Manager shall indemnify the Sub-Adviser and it affiliates and its or their controlling persons, officers, directors, employees, agents, legal representatives and persons controlled by it (which shall not include the Trust or the Fund) (collectively, "Sub-Adviser Related Persons") to the fullest extent permitted by law against any and all loss, damage, judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, (collectively "Losses") incurred by the Sub-Adviser or Sub-Adviser Related Persons arising from or in connection with this Agreement or the performance by the Sub-Adviser or Sub-Adviser Related Persons of its or their duties hereunder so long as such Losses arise out of the Investment Manager's willful misfeasance, bad faith, gross negligence, or reckless disregard in performing its responsibilities hereunder, including, without limitation, such Losses arising under any applicable law or that may be based upon any untrue statement of a material fact contained in the Trust's Registration Statement, or any amendment thereof or any supplement thereto, or the omission to state therein a material fact that was known or that should have been known and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reasonable reliance upon information furnished to the Investment Manager or the Trust by the Sub-Adviser or a Sub-Adviser Related Person specifically for inclusion in the Registration Statement or any amendment thereof or supplement thereto, except to the extent any such Losses referred to in this paragraph (b) result from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the Sub-Adviser or a Sub-Adviser Related Person in the performance of any of its duties under, or in connection with, this Agreement.

                  (c) The Investment Manager represents, warrants and covenants that the Investment Manager will make available all necessary funds by the settlement date for any contribution or similar transaction initiated by the Investment Manager on a trade date basis, that the value of such contributions on the settlement date shall be in the amount specified by the Investment Manager on the trade date, that the Custodian is contractually obligated to settle any trades placed on the Investment Manager's behalf and that the Investment Manager shall immediately notify the Sub-Adviser in the event the custodian is no longer so obligated. The Investment Manager will indemnify, defend and hold harmless the Sub-Adviser, its affiliates, directors, officers and employees from and against any loss, damage, cost, expense, suit or claim that results in any way from the Investment Manager's failure to provide all necessary funds by the settlement date for any contribution or similar transaction initiated by the Investment Manager.

                  (d) The Sub-Adviser shall indemnify the Investment Manager and its affiliates and its or their controlling persons, officers, directors, employees, agents, legal representatives and persons controlled by it (collectively, "Investment Manager Related Persons") to the fullest extent permitted by law against any and all Losses incurred by the Investment Manager or Investment Manager Related Persons arising from or in connection with this Agreement or the performance by the Investment Manager or Investment Manager Related Persons of its or their duties hereunder so long as such Losses arise out of the Sub-Adviser's willful misfeasance, bad faith, gross negligence, or reckless disregard in performing its responsibilities hereunder, including, without limitation, such Losses arising under any applicable law or that may be based upon any untrue statement of a material fact contained in the Trust's Registration Statement, or any amendment thereof or any supplement thereto, or the omission to state therein a material fact that was known or that should have been known and was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reasonable reliance upon information furnished to the Investment Manager or the Trust by the Sub-Adviser or a Sub-Adviser Related Person specifically for inclusion in the Registration Statement or any amendment thereof or supplement thereto, except to the extent any such Losses referred to in this paragraph (c) result from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the Investment Manager or an Investment Manager Related Person in the performance of any of its duties under, or in connection with, this Agreement.

         8.       (a)      This Agreement shall be executed and become effective
as of the date written below; provided, however, that this Agreement shall not become effective with respect to the Fund unless it has first been approved in the manner requited by the 1940 Act and the rules thereunder or in accordance with exemptive or other relief granted by the Securities and Exchange Commission (the "SEC") or its staff. Except as expressly provided in this Agreement the Sub-Adviser shall not be responsible for ensuring compliance with any applicable conditions of exemptive or other relief granted by the SEC or its staff regarding effectiveness of this Agreement. This Agreement shall continue in effect for a period of two (2) years and may be renewed thereafter only so long as such renewal and continuance is specifically approved at least annually by the Board or by the vote of a majority of the outstanding voting securities of the Fund and only if the terms and the renewal hereof have been approved by the vote of a majority of those Trustees of the Trust who are not parties hereto or "interested persons" of the Trust, the Fund, or any party hereto, cast in person at a meeting called for the purpose of voting on such approval.

                  (b) No amendment to this Agreement shall be effective unless approved in the manner required by the 1940 Act and the rules thereunder or in accordance with exemptive or other relief granted by the SEC or its staff

                  (c) This Agreement may be terminated by the Investment Manager or the Trust at any time, without the payment of a penalty, on written notice to the Sub-Adviser of the Investment Manager's or the Trust's intention to do so, in the case of the Trust pursuant to action by the Board or pursuant to the vote of a majority of the outstanding voting securities of the Fund The Sub-Adviser may terminate this Agreement at any time, without the payment of a penalty, on sixty (60) days' written notice to the Investment Manager and the Trust of its intention to do so. Upon termination of this Agreement, the obligations of all the parties hereunder shall cease and terminate as of the date of such termination, except for (i) any obligation to respond for a breach of this Agreement committed prior to such termination, (ii) the obligation of the Investment Manager to pay to the Sub-Adviser the fee provided in Paragraph 4 hereof, prorated to the date of termination, and (iii) any indemnification obligation provided in Paragraph 7 hereof. This Agreement shall automatically terminate in the event of its assignment. This Agreement shall automatically terminate upon the termination of the Investment Management Agreement.

         9. Any information and advice furnished by any party to this Agreement to the other party or parties shall be treated as confidential and shall not be disclosed to third parties without the consent of the other party hereto except as required by law, rule or regulation. Notwithstanding the foregoing, information shall not be subject to such confidentiality obligations if it:

                  (i) is already known to the receiving party at the time it is obtained;

                  (ii) is or becomes publicly known or available through no wrongful act of the receiving party;

                  (iii) is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality;

                  (iv) is released by the protected party to a third party without restriction;

                  (v) is required to be disclosed by the receiving pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement, to the extent such notice is permitted);

                  (vi) is relevant to the defense of any claim or cause of action asserted against the receiving party;

                  (vii) has been or is independently developed or obtained by the receiving party; or

                  (viii) is reasonably required to be disclosed in order to satisfy statutory or regulatory requirements relating to services provided hereunder such as to a service provider to the Trust (e.g, the Trust's independent accountants or legal representative); provided, however that in the event of such disclosure the protected party will be promptly notified.

         The Sub-Adviser shall not disclose any "nonpublic personal information" (as such term is defined in Regulation S-P, including any amendments thereto) pertaining to the customers of the Trust or a client of the Investment Manager to any third party or use such information other than for the purpose of providing the services contemplated by this Agreement.

         10.      The Sub-Adviser represents, warrants and agrees that:

                  (a) The Sub-Adviser: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) to the best of its knowledge, has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify the Investment Manager of the final determination of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise. The Sub-Adviser will also promptly notify the Fund and the Investment Manager if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, relating directly to the affairs of the Fund, provided, however, that routine regulatory examinations shall not be required to be reported by this provision

                  (b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-l under the 1940 Act and will provide the Investment Manager and the Board with a copy of such code of ethics, together with evidence of its adoption. In accordance with the requirements of Rule 17j-l, the Sub-Adviser shall certify to the Investment Manager that the Sub-Adviser has complied in all material respects with the requirements of Rule 17j-l during the previous year and that there has been no material violation of the Sub-Adviser's code of ethics relating to the services the Sub-Adviser performs under this Agreement or, if such a material violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Investment Manager, the Sub-Adviser shall provide to the Investment Manager, its employees or its agents all information required by Rule 17j-l(c)(l) relating to the approval by the Fund's Board of Trustees of the Sub-Adviser's code of ethics relating to the services the Sub-Adviser performs under this Agreement.

                  (c) The Sub-Adviser has provided the Trust and the Investment Manager with a copy of its Form ADV at least forty-eight (48) hours prior to execution of this Agreement, which as of the date of this Agreement is its Form ADV as most recently filed with the SEC and promptly will furnish a copy of all amendments to the Trust and the Investment Manager at least annually. Such amendments shall reflect all changes in the Sub-Adviser's organizational structure, professional staff or other significant developments affecting the Sub-Adviser, as required by the Advisers Act.

                  (d) The Sub-Adviser will notify the Trust and the Investment Manager of any assignment of this Agreement or change of control of the Sub-Adviser, as applicable, and any changes in the key personnel who are the portfolio manager(s) of the Managed Portion prior to or promptly after such change. The Sub-Adviser agrees to bear all reasonable expenses of the Fund, if any, arising out of an assignment or change in control of the Sub-Adviser.

                  (e) The Sub-Adviser agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage.

         11. This Agreement shall extend to and bind the successors of the parties hereto

         12. For the purposes of this Agreement, the terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person," and "assignment" shall have the meanings given them in the 1940 Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers and duly attested as of the______day of____________, 2003.

MASSACHUSETTS FINANCIAL SERVICES        DELAWARE MANAGEMENT COMPANY,
COMPANY                                 A SERIES OF DELAWARE MANAGEMENT
                                        BUSINESS TRUST


By:    /s/ [ILLEGIBLE]                  By:    /s/ Jude T. Driscoll
       -----------------------------           ---------------------------------
Name:  [ILLEGIBLE]                      Name:  Jude T. Driscoll
Title: President                        Title: Chief Executive Officer


Attest: /s/ [ILLEGIBLE]                 Attest: /s/ Brian L. Murray, Jr.
       -----------------------------           ---------------------------------
                                        Name:  Brian L. Murray, Jr.
                                        Title: Assistant Secretary

Agreed to and accepted as of the day and year first above written:

                                        OPTIMUM FUND TRUST
                                        ON BEHALF OF OPTIMUM LARGE CAP
                                        VALUE FUND


                                        By:    /s/ Jude T. Driscoll
                                               ---------------------------------
                                        Name:  Jude T. Driscoll
                                        Title: Chairman/President/
                                               Chief Executive Officer


                                        Attest: /s/ Brian L. Murray, Jr.
                                               ---------------------------------
                                        Name:  Brian L. Murray, Jr.
                                        Title: Assistant Secretary

                                   SCHEDULE A
                                       TO
                             SUB-ADVISORY AGREEMENT

                                   ----------

                                  FEE SCHEDULE

                                   ----------

The compensation payable to Sub-Adviser for its services hereunder, pursuant to Paragraph 4 of the Sub-Advisory Agreement shall be calculated and paid as follows:

The total fee will be the sum of the following percentages (on an annual basis) of the average daily net assets within the Managed Portion sub-advised by Sub-Adviser:

0.45% (45 basis points) of the first $100 million within the Managed Portion 0.35% (35 basis points) of the next $150 million within the Managed Portion 0.325% (32.5 basis points) of all assets above S250 million within the Managed Portion

The fee shall be payable on the Managed Portion's average daily net assets monthly to the Sub-Adviser on or before the tenth (10th) day of the next succeeding calendar month. If this Agreement becomes effective or terminates before the end of any month, the sub-advisory fee for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proration which such period bears to the full month in which such effectiveness or termination occurs. Each month, the Investment Manager will provide the Sub-Adviser with a worksheet accompanying payment of the sub-advisory fee that sets forth the computation of such sub-advisory fee.

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